Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated March 13, 2003, with respect to the consolidated financial statements of Meridian Healthcare Associates, Inc. and subsidiaries (d/b/a CHD Meridian Healthcare) included in the Current Report on Form 8-K of I-trax, Inc. dated February 2, 2004.


/s/ Ernst & Young LLP
January 29, 2004
Nashville, Tennessee